Exhibit 10.2

INVO FERTILITY, INC.

June 30, 2025

Holder of Common Stock Purchase Warrants Issued in January 2025

Re:	Inducement Offer to Exercise Common Stock Purchase Warrants Issued in January 2025

Dear Holder:

INVO Fertility, Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) the opportunity to receive new shares of the Company’s Series C-2 Convertible Preferred Stock, par value $0.0001 per share (the “C-2 Preferred Stock”) in consideration for you exercising your “Additional Investment Right” (as defined in that certain Securities Purchase Agreement (as amended, the “Securities Purchase Agreement”), dated as of January 3, 2024, between the Holder and NAYA Therapeutics Inc. (formerly known as NAYA Biosciences, Inc.) (“Private NAYA”), to which the Company became a party pursuant to a joinder agreement (the “Joinder Agreement”) on October 11, 2024) to acquire 1,800 shares of C-2 Preferred Stock, with aggregate stated value of $1,800,000 (the “Exchanged C-2 Preferred”), in exchange for $1,800,000 in principal amount, plus accrued and unpaid interest thereon of that certain Amended and Restated Senior Secured Convertible Debenture of the Company due February 11, 2026 (as may be amended, restated, amended and restated, or otherwise modified or exchanged from time to time, the “Debenture”), as more particularly set forth on the signature page hereto (such exchange being hereby referred to as the “AIR Exchange”).

In consideration for exercising the Additional Investment Right held by Holder as set forth on the Holder’s signature page hereto (the “AIR Exercise”) on or before the Execution Time (as defined herein), the Company hereby offers to issue you or your designees:

(a) 1,800 shares of Exchanged C-2 Preferred, with an aggregate stated value of $1,800,000. Such Exchanged C-2 Preferred Shares’ holding period shall “tack back” to October 11, 2024, pursuant to Rule 144(d)(3)(ii) of the Securities Act, and, for the avoidance of doubt, such Exchange C-2 Preferred Shares, shall not be subject to the Exchange Cap limitations contained in the Certificate of Designations of the Series C-2 Convertible Preferred Stock (the “Certificate of Designations”);

(b) 630 shares (representing 35% of the number of shares of Exchanged C-2 Preferred issued pursuant to clause (a) above) of new unregistered C-2 Preferred Stock (the “New C-2 Preferred”) pursuant to Sections 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), which New C-2 Preferred shall be subject to the Exchange Cap limitations contained in the Certificate of Designations.

(b) the New C-2 Preferred book entry statements will be delivered at Closing (as defined below), and such New C-2 Preferred, together with any underlying shares of common stock issued upon conversion of the New C-2 Preferred, will, unless and until registered, contain customary restrictive legends and other language typical for an unregistered shares.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder’s exercise of the AIR Exercise for the AIR Exchange as set forth on the Holder’s signature page hereto on or before 11:59 p.m. Eastern Time, on June 30, 2025 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties, and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it converts any New C-2 Preferred it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New C-2 Preferred will contain restrictive legends when issued, and neither the New C-2 Preferred nor the shares of common stock issuable upon conversion of the New C-2 Preferred (the “New Underlying Shares”) will be registered under the Securities Act. Also, Holder represents and warrants that it is acquiring the New C-2 Preferred as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New C-2 Preferred or the New Underlying Shares (this representation is not limiting Holder’s right to sell the New Underlying Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New C-2 Preferred and the New Underlying Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Book entry statements evidencing the New Underlying Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Underlying Shares is effective under the Securities Act, (ii) following any sale of such New Underlying Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such New Underlying Shares, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (iv), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Underlying Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of days comprising the Standard Settlement Period (as defined in the New C-2 Preferred) following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Underlying Shares issued with a restrictive legend along with such certificate(s) or other documentation reasonably requested by the Company’s counsel and/or the Transfer Agent, including a customary representation letter, in form and substance reasonably acceptable to the Company’s counsel and/or the Transfer Agent (such Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

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In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Underlying Shares (based on the VWAP of the Common Stock on the date such New Underlying Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Underlying Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Underlying Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

If this offer is accepted and the transaction documents are executed by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 8:30 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this letter agreement as an exhibit thereto within the time required by the Exchange Act. From and after the issuance of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate.

No later than the first (1st) Trading Day following the date hereof (or the second (2nd) Trading Day following the date hereof if this letter agreement is signed on a day that is not a Trading Day or after 4:00 p.m. (New York City time) and before midnight (New York City time) on a Trading Day), the closing (“Closing”) shall occur at such location as the parties shall mutually agree. The date of the Closing shall be referred to as the “Closing Date”.

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Sincerely yours,

INVO FERTILITY, INC.

By:	/s/ Steven Shun
Name:	Steven Shun
Title:	Chief Executive Officer

[Holder Signature Page Follows]

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Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

AIR Exchange Debenture Principal Amount: $1,800,000

AIR Exchange C-2 Preferred Stock: 1,800 shares

New C-2 Preferred: 630 shares (35% of total C-2 Preferred issued in AIR Exchange)

DTC Instructions:

[Holder signature page to IVF Inducement Offer]

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Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

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d)	Registration Obligations. As soon as practicable (and in any event within thirty (30) calendar days of the date on which the Company’s stockholders approve the issuance of the New Underlying Shares (the “Stockholder Approval”), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the New Underlying Shares by the holders of the New C-2 Preferred (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the date Stockholder Approval is received (or within ninety (90) calendar days following the date Stockholder Approval is received in case of “full review” of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New C-2 Preferred owns any New C-2 Preferred or New Underlying Shares.

e)	Trading Market. Except for as related to the Stockholder Approval, the transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New C-2 Preferred and New Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) Stockholder Approval.

g)	Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Underlying Shares on such Trading Market and promptly secure the listing of all of the New Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Underlying Shares, and will take such other action as is necessary to cause all of the New Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall hold its 2025 annual meeting of stockholders or special meeting of stockholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New C-2 Preferred are no longer outstanding.

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h)	Subsequent Equity Sales.

(i) From the date hereof until thirty (30) Trading Days (as defined in the New C-2 Preferred) after the Closing Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than (x) the Resale Registration Statement referred to herein, (y) prospectus supplements to the Registration Statements to reflect the transactions contemplated hereby, or (z) a registration statement on Form S-8 in connection with any employee benefit plan). Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means (a) the issuance of shares of Common Stock, options, restricted stock or restricted stock units to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) the shares of Common Stock issuable upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) the issuance of securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section (h)(i), and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, for purposes of this Section (h)(i).

(ii) From the date hereof until one (1) year following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any Subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

i)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New C-2 Preferred and New Underlying Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New C-2 Preferred and New Underlying Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

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